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EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Island Pacific, Inc. (formerly, SVI Solutions, Inc.) on Form S-3 of our report, dated June 11, 2004, appearing in the Annual Report on Form 10-K of Island Pacific, Inc. (formerly, SVI Solutions, Inc.) for the year ended March 31, 2004.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
September 9, 2004